UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                               May 31, 2011

CHINA EDUCATION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53247	20-4854568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 NW Executive Center Drive, Suite 100 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 981-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.
Item 2.01.                      Completion of Acquisition or Disposition of Assets.
Item 3.02.                      Unregistered Sales of Equity Securities.

On May 31, 2011, China Education International, Inc.’s (“we”, “us”, or “ours”) subsidiaries, China Education Schools, Ltd. (“China Education”) and Hangzhou Kunjiang Education and Technology Co., Ltd. (“Hangzhou Technology”) entered into a series of agreements with Pingtan Lanhua School (the “Lanhua School”), located in Lancheng Village, Pingtan County, China, and its shareholders which permit us to operate the Lanhua School and the right to purchase all of its equity interests from its shareholders as summarized below (the “Lanhua School Agreements”).

Established in 1998, the Lanhua School provides high-quality basic education services to middle school and high school students. After 13 years of development, the Lanhua School has approximately 3,500 students at the middle school and high school levels.  The school offers a unified national education curriculum, such as language, mathematics, physics, English, history and biology.

Due to Chinese regulatory restrictions on foreign investments in education for students in grades one to twelve, we conduct our business in China through contractual arrangements which make up the Lanhua School Agreements among China Education, Hangzhou Technology, and the Lanhua School. The Lanhua School will be treated as a variable interest entity in which we do not have direct or controlling equity interest but whose historical financial results will be consolidated in our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").  The Lanhua School Agreements include:

Exclusive Cooperation Agreement.  Pursuant to the exclusive cooperation agreement, dated May 31, 2011, between Hangzhou Technology and the Lanhua School, Hangzhou Technology has the exclusive right to provide to the Lanhua School technical and systems support, marketing consulting services, training for technical personnel and technical consulting services and to lend the Lanhua School funds from its fees under this agreement.  As payment for these services, the Lanhua School has agreed to pay Hangzhou Technology a service fee equal to 65% the Lanhua School’s pre-tax profit (90% if there are no taxes due). The initial term of this agreement is 20 years and the term can be renewed upon expiration by mutual agreement of the parties. Hangzhou Technology has the unilateral right to adjust the level of the service fee based on the level of operations at the Lanhua School.  The agreement can be terminated by mutual agreement, by written notice from the non-breaching party upon a breaching party’s failure to cure its breach, or by either party’s written notice upon non-performance of the agreement for 30 days as a result of any force majeure.

Share Pledge Agreement.    Pursuant to the share pledge agreement, dated May 31, 2011, among Hangzhou Technology and Qiming Weng, Xingbiao Lin and Qiude Chen, who collectively own 100% of the equity of the Lanhua School (the “Founders”), the Founders pledged all of their equity interest in the Lanhua School to Hangzhou Technology to secure the performance of the Lanhua School under the Exclusive Cooperation Agreement. The Founders also agreed not to transfer, dispose of or otherwise directly or indirectly create any encumbrance over their equity interest in the Lanhua School, or take any actions that may reduce the value of their equity interest in the Lanhua School without the prior written consent of Hangzhou Technology.

       Power of Attorney.    Pursuant to the power of attorney dated May 31, 2011, the Founders irrevocably entrusted all the rights to exercise its voting power of the Lanhua School to China Education for an indefinite period of time.

Option Agreement. Pursuant to an agreement entered into between the Founders and Crown Union Resources Limited, a British Virgin Islands company (“Crown Union”), the Founders have a five year right to acquire up to 3,600,000 shares of our unregistered common stock (the “Acquisition Shares”) from Crown Union, upon the occurrence of the conditions described below (the “Option Agreement”).  The Acquisition Shares will be issued to Crown Union by us in consideration for the Lanhua School Agreements.

Condition	Number of Shares which may be acquired
Entry by the Founders and the respective parties of the Lanhua School Agreements, which condition was met on May 31, 2011.	2,000,000

Lanhua achieving not less than $2,000,000 in Gross Revenues, as determined under US GAAP for any consecutive 12 months during the period from July 1, 2011 through June 30, 2013.	1,000,000

Lanhua achieving not less than $1,000,000 in pre-tax profits, as determined under US GAAP for any consecutive 12 months during the period from July 1, 2011 through June 30, 2013.	600,000

The purpose of the Option Agreement is to facilitate compliance with Chinese laws which regulate the acquisition of Chinese companies by non-Chinese entities.

We will issue Crown Union a total of 3,600,000 shares of our unregistered common stock under the terms of the Option Agreement, representing approximately 14.75% of our outstanding shares after taking into effect the issuance, and valued at $2,880,000. The number of Acquisition Shares the Founders may purchase from Crown Union was determined based on the projected income of the Lanhua School for the 12 month period commencing on July 1, 2011 which amount is $1,000,000 (the “Income Target”). The number of Acquisition Shares shall be reduced by 1 share for each $1.00 that the Income Target exceeds the actual income for the Lanhua School during any 12 month consecutive period from July 1, 2011 through June 30, 2013 as computed in accordance with US GAAP, and the number of Acquisition Shares so reduced shall be returned to us for cancellation.

The issuance of the shares by us to Crown Union is exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. The recipient is an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters and was capable of evaluating the merits and risks of the prospective investment in our securities. In addition, the recipient had access to business and financial information concerning our company.

Call Option Agreement.    Pursuant to the call option agreement dated May 31, 2011 between China Education and the shareholders of the Lanhua School (the “Founders”), China Education or its designee has an option to purchase from the Founders, to the extent permitted under the laws of the Peoples Republic of China, all or part of their 100% equity interest in the Lanhua School (the “Equity Interest”) in one or more installments.  As payment for the rights under the Call Option Agreement, the Founders agreed that China Education shall have the right to offset the value of any other consideration they are entitled to receive in connection with this and its related agreements against the transfer price for the Equity Interest to the fullest extent permitted by Chinese law, and China Education and any third party designated by China Education shall not be required to make any cash payment to the Founders separately. We have sole discretion to decide when to exercise the option, whether in part or in full. Currently, we do not expect to exercise such option in the foreseeable future.

Power of Attorney.    Pursuant to the power of attorney dated May 31, 2011, the shareholders of the Lanhua School irrevocably entrusted all the rights to exercise their voting power of the Lanhua School to China Education for an indefinite period of time.

The description of the Lanhua School Agreements included in this report is qualified in its entirety by reference to the Share Pledge Agreement, the Power of Attorney, the Option Agreement, the Call Option Agreement and the Exclusive Cooperation Agreement which are attached hereto as exhibits 10.19, 10.20, 10.21 and 10.22, respectively, to this report.

Item 7.01  Regulation FD Disclosure.

On June 1, 2011, China Education International, Inc. issued a press release announcing the Lanhua School Agreements.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of China Education International, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)           Pro-forma Financial Information

The pro-forma financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.19	Share Pledge Agreement dated May 31, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Qiming Weng, Xingbiao Lin and Qiude Chen.
10.20	Power of Attorney dated May 31, 2011 between China Education Schools Co., Ltd and Qiming Weng, Xingbiao Lin and Qiude Chen.
10.21	Option Agreement dated May 31, 2011 between Crown Union Resources Limited and Qiming Weng, Xingbiao Lin and Qiude Chen and China Education Schools Co., Ltd.
10.22	Call Option Agreement dated May 31, 2011 between Qiming Weng, Xingbiao Lin and Qiude Chen and China Education Schools Co., Ltd.
10.23	Exclusive Cooperation Agreement dated May 31, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Pingtan Lanhua Middle and High School.
99.1	Press release of China Education International, Inc. dated June 1, 2011 Regarding Trading Symbol Change.
99.2	Press release of China Education International, Inc. dated June 1, 2011 Regarding Execution of Agreements with Pingtan Lanhua Middle and High School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION INTERNATIONAL, INC.

Date: June 1, 2011	By: /s/ Joel Mason
Joel Mason, Chief Executive Officer